Exhibit 99.1

Global Cash Access Reports Second Quarter 2012 Results

Las Vegas, NV – August 7, 2012 – Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) announced today financial results for the second quarter ended June 30, 2012.

Second Quarter 2012 Highlights

•                  Operating income increased 125% quarter-over-quarter to $16.0 million

•                  EBITDA increased 68% quarter-over-quarter to $20.1 million

•                  Net income per share, on a diluted basis, increased 450% quarter-over-quarter to $0.11

•                  Cash EPS increased 92% quarter-over-quarter to $0.23

“We are very pleased with the Company’s performance in the second quarter and for the first half of 2012.  The Company is performing well in all segments and we continue to execute our plans and strategies.  GCA continues to be well positioned for the second half of 2012,” said Scott Betts, CEO of Global Cash Access.

“I am also pleased to announce that the Company has executed a letter of intent with Live Gamer.  Live Gamer is a leading independent wallet, analytics and media supplier for the social gaming space worldwide,” said Scott Betts, CEO of Global Cash Access.  “Our proposed alliance with Live Gamer will combine GCA’s casino cash management expertise with Live Gamer’s cutting edge technology platform, expertise and player knowledge as a leader in the social and play-for-fun industry.  We believe this alliance will position GCA well to develop integrated solutions as the social and Internet gaming markets continue to rapidly evolve.  This approach acknowledges the importance of understanding the current trends in social gaming as we think about the Internet for our industry.”

Second Quarter 2012 Results

Revenues were $147.5 million for the second quarter 2012, as compared to revenues of $135.1 million for the same period in 2011.  The overall increase in revenues was primarily due to the MCA asset acquisition coupled with modest organic growth in the Company’s base business.  Operating income was $16.0 million for the second quarter 2012, an increase of 125%, as compared to $7.1 million for the same period in 2011.  Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non-GAAP Financial Information below) were $20.1 million for the second quarter 2012, an increase of 68%, as compared to $12.0 million for the same period in 2011.  The increase in EBITDA for the second quarter 2012 was primarily a result of both the October 1, 2011 enactment of the Durbin Amendment and its impact on the interchange rates paid by the Company on its debit card transactions, as well as the MCA asset purchase.  Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (see Non-GAAP Financial Information below) were $21.4 million for the second quarter 2012, an increase of 50%, as compared to $14.3 million for the same period in 2011.

Income before income tax provision was $11.9 million for the second quarter 2012, an increase of 376%, as compared to $2.5 million for the same period in 2011.  Diluted earnings per share from continuing operations were $0.11 for the second quarter 2012 (on 67.4 million diluted shares), as compared to $0.02 for the same period in 2011 (on 64.1 million diluted shares).  Cash EPS (see Non-GAAP Financial Information below) was $0.23 for the second quarter 2012, an increase of 92%, from the $0.12 for the same period in 2011.

2012 Outlook

The Company reaffirms its prior outlook for the fiscal year ending December 31, 2012, as Cash EPS is expected to be between approximately $0.76 and $0.82 and Adjusted EBITDA is expected to be between approximately $73.0 million and $77.0 million.  In addition, the Company now estimates that cash outlays for its expected capital expenditures to be between $9.0 million and $12.0 million, as compared to the Company’s prior estimate of between $6.0 million and $8.0 million.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its results for the three and six months ended June 30, 2012 today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-2068 or for international callers by dialing (480) 629-9712.  A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the PIN is 4552097.  The replay will be available until August 14, 2012.  The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and Non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income, basic or diluted earnings per share or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) our belief we are well positioned for the second half of 2012; (b) our beliefs about our proposed alliance with Live Gamer and the social and Internet gaming landscape; (c) our estimates of 2012 Cash EPS and Adjusted EBITDA and the assumptions upon which they are based; (d) our assumption that there will be a modest improvement in the gaming industry for 2012; (e) our assumption for 2012 that cash outlays for capital expenditures are expected to be between approximately $9.0 million to $12.0 million; and (f) our belief that EBITDA, Adjusted EBITDA and Cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing are helpful to investors.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: the timing and the extent of a recovery in the gaming industry, if any; our ability to enter into a definitive and binding agreement with Live Gamer on commercially reasonable terms, or at all; gaming establishment and patron preferences; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 12, 2012, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,000 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card transactions, check verification and warranty services, and Western Union money transfers. Through Western Money Systems, a wholly owned subsidiary, GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s website at www.gcainc.com.

SOURCE: Global Cash Access Holdings, Inc.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except par value)

(unaudited)

	June 30,	December 31,
	2012	2011
ASSETS

Cash and cash equivalents	$39,961	$55,535
Restricted cash and cash equivalents	200	455
Settlement receivables	67,388	80,246
Other receivables, net	11,613	16,885
Inventory	7,924	7,087
Prepaid expenses and other assets	16,156	15,406
Property, equipment and leasehold improvements, net	14,882	15,577
Goodwill, net	180,118	180,122
Other intangible assets, net	35,504	38,216
Deferred income taxes, net	110,861	119,538

Total assets	$484,607	$529,067

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Settlement liabilities	$116,608	$141,827
Accounts payable	33,794	32,223
Accrued expenses	20,636	21,159
Borrowings	134,000	174,000

Total liabilities	305,038	369,209

COMMITMENTS AND CONTINGENCIES

Stockholders’ Equity:
Common stock, $0.001 par value, 500,000 shares authorized and 86,549 and 85,651 shares issued at June 30, 2012 and December 31, 2011, respectively	87	86
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at June 30, 2012 and December 31, 2011, respectively	-	-
Additional paid-in capital	210,428	204,735
Retained earnings	112,137	97,925
Accumulated other comprehensive income	2,268	2,340
Treasury stock, at cost, 20,705 and 20,686 shares at June 30, 2012 and December 31, 2011, respectively	(145,351)	(145,228)

Total stockholders’ equity	179,569	159,858

Total liabilities and stockholders’ equity	$484,607	$529,067

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(amounts in thousands, except per share)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues

Cash advance	$56,675	$50,250	$115,036	$101,123
ATM	76,603	71,214	156,950	142,405
Check services	6,605	6,924	13,121	13,335
Other revenues	7,582	6,664	13,423	12,578

Total revenues	147,465	135,052	298,530	269,441

Cost of revenues	108,378	105,714	222,193	210,947
Operating expenses	18,958	17,289	36,446	33,394
Amortization	2,346	2,695	4,667	4,320
Depreciation	1,820	2,212	3,564	4,333

Operating income	15,963	7,142	31,660	16,447

Interest expense, net of interest income	4,063	4,607	8,547	9,754
Loss on early extinguishment of debt	-	-	-	943

Interest expense, net	4,063	4,607	8,547	10,697

Income before income tax provision	11,900	2,535	23,113	5,750

Income tax provision	4,816	1,526	8,901	2,999

Net income	7,084	1,009	14,212	2,751

Foreign currency translation	(217)	7	(72)	28

Comprehensive income	$6,867	$1,016	$14,140	$2,779

Basic earnings per share:
Net income per share - basic	$0.11	$0.02	$0.22	$0.04

Diluted earnings per share:
Net income per share - diluted	$0.11	$0.02	$0.21	$0.04

Weighted average number of common shares outstanding:
Basic	65,774	63,969	65,470	63,961
Diluted	67,383	64,094	66,786	64,117

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,212	$2,751
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Amortization of financing costs	710	633
Amortization of intangibles	4,667	4,320
Depreciation	3,564	4,333
Loss on sale or disposal of assets	177	-
Provision for bad debts	2,027	2,741
Loss on early extinguishment of debt	-	943
Stock-based compensation	2,109	3,336
Changes in operating assets and liabilities:
Settlement receivables	12,838	18,301
Other receivables, net	3,150	1,099
Inventory	(837)	(1,276)
Prepaid and other assets	(1,445)	(2,269)
Deferred income taxes	8,678	2,755
Settlement liabilities	(25,198)	(33,755)
Accounts payable	1,572	152
Accrued expenses	(455)	(6,105)

Net cash provided by (used in) operating activities	25,769	(2,041)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment, leasehold improvements and other intangibles	(5,001)	(4,065)
Changes in restricted cash and cash equivalents	255	-
Acquisitions, net of cash	-	(14)

Net cash used in investing activities	(4,746)	(4,079)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments against old credit facility	-	(208,750)
Securing of new credit facility	-	214,000
Issuance costs of new credit facility	-	(7,099)
Repayments against new credit facility	(40,000)	(27,000)
Proceeds from exercise of stock options	3,602	351
Purchase of treasury stock	(123)	(109)

Net cash used in financing activities	(36,521)	(28,607)

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(76)	(653)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(15,574)	(35,380)

CASH AND CASH EQUIVALENTS - Beginning of Period	55,535	60,636

CASH AND CASH EQUIVALENTS - End of Period	$39,961	$25,256

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$5,821	$11,252
Cash paid for taxes, net of refunds	$201	$280

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO CASH EARNINGS

AND OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Reconciliation of net income to cash earnings (amounts in thousands, except earnings per share amounts)

Net income	$7,084	$1,009	$14,212	$2,751
Equity compensation expense	1,266	2,238	2,109	3,336
Deferred income tax	4,743	1,436	8,678	2,755
Amortization	2,346	2,695	4,667	4,320

Cash earnings	$15,439	$7,378	$29,666	$13,162

Diluted weighted average number of common shares outstanding	67,383	64,094	66,786	64,117

Diluted cash earnings per share (“Cash EPS”)[1]	$0.23	$0.12	$0.44	$0.21

Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$15,963	$7,142	$31,660	$16,447
Plus: depreciation and amortization	4,166	4,907	8,231	8,653

EBITDA	$20,129	$12,049	$39,891	$25,100

Equity compensation expense	1,266	2,238	2,109	3,336

Adjusted EBITDA	$21,395	$14,287	$42,000	$28,436

Notes:

1.  For the six months ended June 30, 2011, there were approximately $3.4 million of non-recurring expenses that impacted Cash EPS by approximately $0.05.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION AND OTHER DATA

(unaudited)

(amounts in thousands, unless otherwise noted)

	Cash		Check
	Advance	ATM	Services	Other	Corporate	Total

Three Months Ended June 30, 2012
Revenues	$56,675	$76,603	$6,605	$7,582	$-	$147,465
Operating income	16,755	8,715	3,781	3,778	(17,066)	15,963

Three Months Ended June 30, 2011
Revenues	$50,250	$71,214	$6,924	$6,664	$-	$135,052
Operating income	7,412	9,807	4,160	2,855	(17,092)	7,142

Six Months Ended June 30, 2012
Revenues	$115,036	$156,950	$13,121	$13,423	$-	$298,530
Operating income	32,602	17,669	7,196	6,890	(32,697)	31,660

Six Months Ended June 30, 2011
Revenues	$101,123	$142,405	$13,335	$12,578	$-	$269,441
Operating income	15,587	18,498	7,589	5,636	(30,863)	16,447

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	$	$	$	$
Other data (unaudited):
Aggregate dollar amount processed (in billions):
Cash advance	$1.2	$1.1	$2.4	$2.1
ATM	$3.5	$3.1	$7.0	$6.2
Check warranty	$0.3	$0.3	$0.6	$0.6
Number of transactions completed (in millions):
Cash advance	2.3	2.1	4.6	4.2
ATM	18.6	17.4	37.9	35.0
Check warranty	1.1	1.1	2.2	2.2